SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Paragraph 240.14a-11(c)
          or Paragraph 240.14a-12

                               TRIANGLE PACIFIC CORP.
                     (Name of Registrant as Specified In Its Charter)

                               TRIANGLE PACIFIC CORP.
                        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2).
[   ]     $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
     1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          -----------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
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     3)   Filing Party:
          --------------------------------------------------------------------
     4)   Date Filed:
          --------------------------------------------------------------------
















                             TRIANGLE PACIFIC CORP.
                              16803 Dallas Parkway
                              Dallas, Texas  75248

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 1, 1996


To the Shareholders of
  Triangle Pacific Corp.:

     The annual meeting of shareholders of Triangle Pacific Corp., a Delaware corporation (the "Company"), will be held on Wednesday, May 1, 1996, at 9:00 a.m., local time, at the Company's offices, 16803 Dallas Parkway, Dallas, Texas, for the following purposes:

          1. To elect three directors, comprising the members of the class of directors designated as Class III and whose term expires at the annual meeting, for a three-year term expiring in 1999;

          2. To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 3, 1997;

          3. To approve an amendment to the Nonemployee Director Stock Option Plan increasing the number of shares subject to the plan from 50,000 shares to 100,000 shares and providing for additional, automatic annual grants of options.

          4. To approve an amendment to the Long-Term Incentive Compensation Plan increasing the number of shares subject to the plan from 1,000,000 to 1,400,000 shares; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of recordof Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

     A record of the Company's activities during 1995 and financial statements for the fiscal year ended December 29, 1995 are contained in the Company's 1995 Annual Report to shareholders and in the Company's Form 10-K filed with the Securities and Exchange Commission. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

     All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on any or all matters submitted at the meeting.


                                  By Order of the Board of Directors

                                         Darryl T. Marchand
                                             Secretary


Dallas, Texas
March 29, 1996



                              TRIANGLE PACIFIC CORP.
                               16803 Dallas Parkway
                               Dallas, Texas  75248

                                PROXY STATEMENT
                        For Annual Meeting of Shareholders
                            To Be Held on May 1, 1996


                                      GENERAL

     This proxy statement is furnished to shareholders of Triangle Pacific Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.
 The approximate date of mailing of this proxy statement and the accompanying proxy card is March 29, 1996.

Proxy Cards

     The enclosed proxy card serves to appoint proxies for record holders of Common Stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy, approval of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 3, 1997, and in favor of all proposals. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Voting Procedures and Tabulation

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director, (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the appointment of the independent auditors, and
(iii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each other proposal. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described in the following paragraphs.

     An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

     The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. The shares represented by a broker non-vote (or other limited proxy) will not be entitled to be voted on any proposal at the meeting and therefore will not be considered part of the voting power present with respect to such proposal. Thus, the effect of such non-votes with respect to each proposal (other than the election of directors) will be to reduce the number of affirmative votes required to block approval of such proposal. Abstentions with respect to such proposal will effectively count as a vote against such proposal.


                             VOTING SECURITIES

     The only voting security of the Company outstanding is its Common Stock, par value $.01 per share ("Common Stock"). Only holders of record of Common Stock at the close of business on March 29, 1996, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 14,667,259 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, designated Class I, Class II and Class III, with approximately one-third of the directors constituting each class. Directors serve for staggered terms of three years each. The Class III directors, whose term expires at the 1996 annual meeting, are B. William Bonnivier, Jack L. McDonald, and Charles M. Hansen, Jr. The Board of Directors has nominated Messrs. Bonnivier, McDonald, and Hansen for re-election as directors of the Company to serve a three-year term expiring at the 1999 Annual Meeting.

     The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

     Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1996 annual meeting, is presented below.



                                 CLASS I DIRECTORS

Floyd F. Sherman,
age 56, director since 1982     Mr. Sherman has served as Chairman of the
                                Board and Chief Executive Officer since July,
                                1992. Prior to November, 1994 he served as President of the Company since 1981. Prior to 1981, he served as Executive Vice President of the Company. He has been an employee of the Company since 1973.

M. Joseph McHugh,
age 58, director since 1986     Mr. McHugh has served as President and Chief
                                Operating Officer of the Company since
                                November, 1994. Prior thereto, he served as Senior Executive Vice President and Treasurer of the Company since 1981. Prior to 1981, he served as Executive Vice President of the Company. He has been an employee of the Company since 1976. Mr. McHugh is also a director of Pillowtex Corporation, a manufacturer of pillows and other bedroom textile furnishings.


                                    CLASS II DIRECTORS

David R. Henkel,
age 44, director since 1992     Mr. Henkel has been Chief Operating Officer of
                                7th Level Inc., an interactive entertainment company since 1995. He has been a director since 1993. Prior to that, he was Executive
                                Vice President and Chief Financial Officer, since January, 1994. Prior thereto, Mr.
                                Henkel had been a director, Senior Vice
                                President and Chief Financial Officer of
                                Value-Added Communications, Inc., since April,
                                1993.  From April, 1991 to April, 1993, Mr.
                                Henkel served as Executive Vice President,
                                Chief Financial Officer and a director of Micrografx, Inc., a personal computer graphics software company. Prior thereto, he was an audit partner at Arthur Andersen LLP.

Karen Gordon Mills,
age 42, director since 1988     Mrs. Mills has been President of MMP Group, a
                                management company, since January, 1993.  From
                                December, 1983 to January, 1993, she was a Managing Director of ES Jacobs & Company, an investment banking firm. Prior thereto, Mrs.
                                Mills had been a consultant with McKinsey &
                                Co. and a product manager with General Foods
                                Corp.  Mrs. Mills is also a director of Armor
                                All Products Corp., Arrow Electronics, Inc.,
                                Telex Communications Inc. and the Scotts
                                Company.

Carson R. McKissick,
age 63, director since 1993     Mr. McKissick has been Senior Advisor of Trust
                                Company of the West, an investment management company, since 1992. Prior thereto, he was Managing Director of the Mergers and Acquisitions department of Citibank. Mr.
                                McKissick is also a director of Alexander &
                                Baldwin, Inc.


                                     CLASS III DIRECTORS

B. William Bonnivier,
age 53, director since 1992     Mr. Bonnivier has been the Vice Chairman and
                                Director of Corporate Planning of Maxim
                                Technoligies, Inc., an environmental
                                consulting firm since May, 1995. He has been the Chairman and Chief Executive Officer of
                                Refrigerant Management Systems Inc.,  since
                                December, 1993. Prior thereto, Mr. Bonnivier had been the Chairman and Chief Executive
                                Officer of Princeton Packaging, Inc. since
                                March, 1991.  Prior thereto he was the
                                President, Chief Operating Officer and a director of SnyderGeneral Corporation, a manufacturer of heating and air conditioning products.

Charles M. Hansen, Jr.,
age 55, director since 1992     Mr. Hansen has been president of Pillowtex
                                Corporation since 1974 and, in addition, became Chairman and Chief Executive Officer of that company in December, 1992. Pillowtex
                                Corporation manufactures pillows and other bedroom textile furnishings.

Jack L. McDonald,
age 62, director since 1992     Mr. McDonald has been a private investor and
                                consultant for over five years. He served as President and Chief Operating Officer of
                                Centex Corporation from  1978 until his
                                retirement in 1985. He is a director of Amre, Inc., Bally's Grand, Inc., U.S. Homes Corp.
                                and American Home Star Corp.






          ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

     During 1995 the Board of Directors held five meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the full Board and of the Board committees on which he or she served in 1995.

     The Company has a standing Finance/Audit Committee and a standing Compensation Committee. The Company does not have a standing nominating committee. The members of the committees, number of meetings held by each committee in 1995 and a brief description of the functions performed by each committee are set forth below:

          Finance/Audit Committee (three meetings). The Finance/Audit Committee consists of three non-employee directors, Messrs. Bonnivier, Henkel and McDonald. This committee is primarily responsible for reviewing the quality of the financial reporting of the Company and the effectiveness of the audit of the Company's financial statements by its independent public accountants; reviewing the scope and results of such audits; reviewing the organization and scope of the Company's internal systems of accounting and financial control; and establishing the accounting standards and principles to be followed by the Company.

          Compensation Committee (two meetings). The Compensation Committee consists of four non-employee directors, Messrs. Hansen, McDonald and McKissick and Mrs. Mills. This committee approves the compensation of officers and makes awards under the Company's 1993 Long-Term Incentive Compensation Plan.

     Compensation Committee Interlocks and Insider Participation. Mr. McHugh, an executive officer of the Company, serves as a director of Pillowtex Corporation. Mr. Hansen, a director of the Company and a member of the Company's Compensation Committee, is an executive officer and director of Pillowtex Corporation.

Compensation of Directors

     Fees. Directors who are not also employees of the Company receive an annual retainer of $30,000 or $35,000 in the event that the director is a committee chairman, beginning in May, 1996, for serving as such, plus $1,000 per meeting attended for each meeting of the Finance/Audit Committee or the Compensation Committee not held in conjunction with a regularly scheduled quarterly meeting of the Board of Directors.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 21, 1996 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.


                                    Common Stock Beneficially Owned (1)
                                      -----------------------------------
Name and Address of                        Number              Percent of
  Beneficial Owner                         of Shares                Class
- -------------------                      -------------        -----------

The TCW Group, Inc. (through certain
affiliates which act as general
partners of limited partnerships,
trustees of certain trusts and
investment managers of third party
accounts which hold shares of Common
Stock) (2)                                 5,223,953              35.6%
   865 South Figueroa Street
   Los Angeles, California  90017

Hibridge Capital Corporation (3)             804,146               5.2%
   Seven Mile Beach
   Grand Cayman, Cayman Islands
   British West Indies

United High Income Fund, Inc.                788,286               5.4%
and United High Income Fund II, Inc.
   6300 Lamar Avenue
   P. O. Box 29217
   Shawnee Mission, Kansas  66201-9217

Bea Associates                    .          774,779               5.3%
   153 East 53rd Street (4)
   One City Corp. Center
   New York, New York  10022


- ----------
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
     All information with respect to the beneficial ownership of any beneficial owner is based upon filings made by such beneficial owner with the Securities and Exchange Commission and, unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to shares listed as beneficially owned by such beneficial owner.

(2) The TCW Group, Inc. ("TCW") and its affiliates may be deemed to be beneficial owners of all shares of Common Stock currently held by such limited partnerships, third party accounts and trusts for purposes of the reporting requirements of the Exchange Act. In a Schedule 13D filed by TCW on March 1, 1996, TCW stated that the filing of the Schedule 13D shall not be construed as an admission that TCW or any of its affiliates is, for purposes of Section 13(d) or for any other purpose under the Exchange Act, the beneficial owner of any securities covered by the
     Schedule 13D.

(3) Hibridge Capital Corporation may be deemed to beneficially own the number of shares of Common Stock shown opposite its name in the table by virtue of the ownership of certain warrants to purchase such shares which have exercise prices that range from $22.39 to $37.31 per share.

(4) In a Schedule 13D filed by BEA Associates on January 15, 1996, BEA Associates stated that it disclaims beneficial ownership of all the shares reported and that such securities are held in discretionary accounts which Bea Associates manages.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 21, 1996, the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing elsewhere in this proxy statement, and all directors and executive officers as a group.

                                      Common Stock Beneficially Owned (1)
                                      -----------------------------------
                                        Number                Percent of
Name                                    of Shares               Class
                                      ------------           ------------
Directors

B. William Bonnivier (2)                10,000                     *
Charles M. Hansen, Jr. (2)               5,000                     *
David R. Henkel (2)                     10,000                     *
Jack L. McDonald (2)                     5,000                     *
M. Joseph McHugh (3)                   119,875                     *
Carson R. McKissick (2)                  6,000                     *
Karen Gordon Mills (2)                   7,867                     *
Floyd F. Sherman (3)                   158,325                  1.1%

Named Executive Officers
 (excluding any director named
 above) and Group (4)

Robert J. Symon (3)                     95,875                     *
Michael J. Kearins (3)                  54,717                     *
All directors and executive
  officers as a group (17 persons)     699,987                  4.8%

*  less than 1%

- -----------
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any director or named executive officer has been furnished by such director or named executive officer and, unless otherwise indicated, each director or named executive officer has sole voting and investment power with respect to shares listed as beneficially owned by such director or named executive officer.

(2) The number of shares set forth above as being beneficially owned by Mrs. Mills and Messrs. Bonnivier, Hansen, Henkel, McKissick and McDonald include 5,000 shares issuable to each of such individuals upon exercise of stock options granted to them under the Company's Nonemployee Director Option Plan.

(3) The number of shares set forth above as being beneficially owned by Messrs. Sherman, McHugh, Symon and Kearins, include 81,887, 59,937, 49,937 and 28,891 shares, respectively, issuable to such individuals upon exercise of currently exercisable stock options held by them.





                            EXECUTIVE COMPENSATION

     The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act .


           COMPENSATION COMMITTEE REPORT  ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Charles M. Hansen, Jr., Carson R. McKissick and Jack L. McDonald, and Mrs. Karen Gordon Mills. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, the other executive officers. Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The objectives of the Company's executive compensation program are to:

- -    Support the achievement of Company strategic operating objectives.

- -    Provide compensation that will attract and retain superior talent  and reward the executives based upon Company and individual performance.

- -    Align the executive officers' financial interests with the success of the
     Company by placing a substantial portion of pay at risk (i.e. pay that is dependent upon Company performance).

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock and deferred cash awards and various benefits, including medical and profit sharing plans generally available to salaried employees of the Company.

     The objective of the compensation program is to set base salary levels for the Company's executive officers relative to companies in the building products manufacturing industry and to maintain base salaries that are below the average amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The Compensation Committee believes base salaries for the Company's executive officers in fiscal 1995 were below the average for the peer group companies.

     Annual cash incentive compensation payments to executive officers related to fiscal 1995 were awarded under a performance-based annual incentive plan (the "Annual Cash Incentive Bonus System") that made annual bonus awards based upon pre-established objectively measurable Company and individual performance criteria. The size of the awards made under the plan were established to maintain the objective of providing awards sufficient to place the total cash compensation of the executive officers at or above the average for their peer group when the Company performs in an outstanding manner in relation to the peer group.

     The Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-Term Incentive Plan) was approved by the Board of Directors and the stockholders in 1993. The specific objective of the Long-Term Incentive Plan is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. It is the Committee's intention that the size of awards made to any participant under the Long-Term Incentive Plan be in an amount that bears a relationship to the executive's organizational responsibility and such that it encourages a balanced perspective between short-term and long-term strategic decision making.
     Mr. Floyd F. Sherman has served as Chairman of the Board and Chief Executive Officer of the Company since July, 1992. His base salary paid in fiscal year 1995 was $300,000. Mr. Sherman's salary is reviewed annually by the Committee. Mr. Sherman's bonus for fiscal 1995 totaled $275,000. The bonus was primarily determined in accordance with the Annual Cash Incentive Bonus System based upon pre-established criteria which were approved by the Board of Directors. The earnings performance of the Company and the Committee's analysis of Mr. Sherman's individual contribution to the achievement of the Company's
performance were also taken into consideration.   The profit sharing and medical
benefits provided to Mr. Sherman during fiscal 1995 are consistent with the benefits provided to substantially all employees of the Company, and where applicable, are shown in the Summary Compensation Table contained herein.


Members of the Compensation Committee

Jack L. McDonald, Chairman
Charles M. Hansen, Jr.
Carson R. McKissick
Karen Gordon Mills

     The following table sets forth summary compensation data for the Chief Executive Officer of the Company and each of the other four most highly-paid executive officers of the Company (collectively, the "named executive officers" for the 1995 fiscal year).




                                      Summary Compensation Table
                                                                           LONG TERM
                     Annual Compensation                            Compensation
                     --------------------------------  ------------------------------------
                                              Other              Options   De-     All
                                              Annual   Re-       (number   ferred  Other
Name and                                      Compen-  stricted    of      Cash    Compensa
Principal Position  Year   Salary   Bonus    .sation   Stock(1)  shares   Awards   -tion(2)
- ------------------  ----  --------  --------  -------  --------  -------  -------  --------
Floyd F. Sherman    1995  $300,000  $275,000  $52,070               -         -     $12,037
Chairman of the     1994   285,000   250,000   49,218  $71,088  106,300   $72,646    14,156
 Board and          1993   265,697   225.000   45,926               -        -       11,068
 Chief Executive
 Officer

M. Joseph McHugh    1995  $225,000  $200,000  $25,221               -        -      $12,037
President and       1994   179,167   138,316   23,766  $40,838   63,700   $41,390    14,156
 Chief Operating    1993   161,061    75,000   22,301               -        -        7,071
 Officer

Robert J. Symon     1995  $190,000  $135,000  $24,789               -        -      $12,037
Executive Vice      1994   170,000   128,945   21,756  $40,838   43,700   $41,390    14,156
 President,         1993   161,061    75,000   22,338               -        -        7,071
 Treasurer and
 Chief Financial
 Officer

Michael J. Kearins  1995  $155,000  $104,718  $29,064               -        -      $12,037
Vice President      1994   150,000   115,575   23,976  $30,250   37,000   $29,713    14,156
                    1993   105,000    90,000   22,100               -        -        4,074

John G. Conklin     1995  $160,000  $126,400  $23,525               -        -      $12,037
Executive Vice      1994   150,000    94,440   22.254            35,000      -       14,156
 President          1993   110,250     -       20,547               -        -        4,473




(1) There were 12,100 restricted shares at December 29, 1995 valued at $207,213. Of such 12,100 restricted shares, Mr. Sherman received 4,700 restricted shares, Messrs. McHugh and Symon each received 2,700 restricted shares and Mr. Kearins received 2,000 restricted shares. Twenty-five percent of the restricted shares awarded vested at the date of grant. The unvested restricted shares will vest at the rate of twenty-five percent in each of the three succeeding years after the date of grant. Dividends are not paid on restricted shares.

(2) Amounts shown for each officer consist of amounts contributed by the Company to the Company's Profit Sharing Plan for fiscal 1993, 1994 and 1995, and, for 1994 and 1995 to the Company's Supplemental Profit Sharing and Deferred Compensation Plan that are allocable to such officer.

     The following table sets forth certain information with respect to the unexercised options held at December 29, 1995, and the value thereof, by each of the named officers. No options were exercised during 1995 by the named officers, and the Company has not issued any stock appreciation rights.

                   OPTION VALUES AT DECEMBER 29, 1995

                                                      Value of Unexercised
                                                           In-the-Money
                                                      ----------------------
                                Options at 12/29/95         Options at
                                (Number of shares)            12/29/95
                                -------------------   ----------------------
                     Date of     Exer-      Unexer-     Exer-       Unexer-
     Name            Grant       cisable    cisable    cisable      cisable
- ----------------     --------     -------    -------    --------     --------
Floyd F. Sherman     6/10/92     27,162      7,360     $383,934     $104,034
                     2/16/94      4,725      1,575        9,450        3,150
                     3/21/94     50,000     50,000      134,375      134,375
M. Joseph McHugh     6/10/92     27,162      7,360     $383,934     $104,034
                     2/16/94      2,775        925        5,550        1,850
                     3/21/94     30,000     30,000       80,625       80,625
Robert J. Symon      6/10/92     27,162      7,360     $383,934     $104,034
                     2/16/94      2,775        925        5,550        1,850
                     3/21/94     20,000     20,000       53,750       53,750
Michael J. Kearins   6/10/92      9,366      2,539     $132,388     $ 35,889
                     2/16/94      2,025        675        4,050        1,350
                     3/21/94     17,500     17,500       47,031       47,031
John G. Conklin      6/10/92      9,366      2,529     $132,388     $ 35,889
                     3/21/94     17,500     17,500       47,031       47,031

Performance Graph

     The following graph sets forth an indication of the total shareholder return to a purchaser of Common Stock as compared to the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.


            COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN (1)
       AMONG TRIANGLE PACIFIC CORP., STANDARD & POOR'S  400 MIDCAP INDEX
               AND STANDARD & POOR'S BUILDING MATERIALS INDEX


                            8/11/93     12/31/93     12/30/94     12/30/95
                           --------     --------     --------     --------
Company                      $100         $159         $123         $171
S&P 400 MidCap                100          106           96          128
S&P Building Materials        100          116           86          110

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on August 11, 1993, the day quotations for the Common Stock were first carried on NASDAQ, in Common Stock , the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.

Employment Agreements

     In March 1995, the Company entered into amended and restated employment agreements with Floyd F. Sherman, M. Joseph McHugh and Robert J. Symon, and new employment agreements with Michael J. Kearins and the eight other executive officers of the Company (each an Employment Agreement and collectively the "Employment Agreements"). The Employment Agreements provide for base compensation at the employees' current annual rates through the end of 1995, with annual percentage increases not less than the percentage increase in the Consumer Price Index, as defined in the Employment Agreements.
 In addition, the Employment Agreements provide that the employees are entitled to participate in the Annual Cash Incentive Bonus System and all other incentive compensation plans for executive employees in effect from time to time.

     Each Employment Agreement provides for an initial employment term of three years (for Messrs. Sherman, McHugh and Symon) or two years (for Mr. Kearins and other executive officers). On each anniversary of the effective date of the Employment Agreements (March 8, 1995), the employment term will be automatically extended for one year, unless either party gives notice not to extend. The Company may terminate the executive's employment for "cause," "total disability" or "inadequate performance", and the executive may terminate his employment for any reason within six months following a "change of control" or at any time for "good reason" (as such events permitting termination are defined in the Employment Agreements).

     If the Company terminates the executive's employment other than for cause, total disability, or inadequate performance, or employment of the executive terminates (other than voluntarily) within six months following a change of control, or if the executive terminates employment for good reason, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to three times (for Messrs. Sherman, McHugh and Symon) or two times (for the other executives) the executive's average annual compensation for the preceding five years and certain benefits under the incentive compensation plans. If the Company terminates the executive's employment for inadequate performance, or if the executive voluntarily terminates employment following a change of control, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to two times (for Messrs. Sherman, McHugh and Symon) or one and one-half times (for the other executives) the executive's average annual compensation and certain benefits under the incentive compensation plans. If any executive's employment is terminated by reason of death or total disability, the executive or his estate is entitled to receive a lump sum payment equal to the sum of
(i) one year's base salary plus (ii) the incentive compensation that would have accrued to the executive's benefit at the end of the year of termination had his employment continued until then.

     In addition, if the Company terminates the executive's employment (other than for cause, total disability or inadequate performance), or if the executive terminates employment for good reason, or if a change of control occurs during the term of the Employment Agreements, (i) all stock options and other awards the executives hold under any Company incentive compensation or benefit plans will become fully vested and exercisable or their market value payable and (ii) the executive will have the right to sell to the Company any or all shares of common Stock held by the executive at market value. The total payments to be received by the executive following a change of control are restricted to the maximum amount which could be deducted by the Company for federal income tax purposes


                                  AMENDMENT OF
                       1993 LONG-TERM INCENTIVE COMPENSATION PLAN

General

     In June 1993, the Board of Directors of the Company adopted the Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-Term Incentive Plan"). The Long-Term Incentive Plan was approved by stockholders in July 1993 and became effective upon the consummation in August 1993 of the Company's public offerings of Common Stock (the "1993 Equity Offering") and 10-1/2% Senior Notes Due 2003 (collectively, the "1993 Offerings").

     The Long-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has plenary and discretionary authority to grant cash or noncash compensation ("Incentive Awards") under the Long-Term Incentive Plan, to interpret the Long-Term Incentive Plan, to establish any rules or regulations relating to and not inconsistent with the Long-Term Incentive Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Long-Term Incentive Plan.

     All regular salaried full-time officers and key employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the Long-Term Incentive Plan. Incentive Awards may be granted by the Compensation Committee in any one or a combination of the following forms: (a) incentive stock options; (b) nonqualified stock options; (c) stock appreciation rights ("SARs"); (d) stock awards; (e) restricted stock; (f) performance shares; and
(g) cash awards. No Incentive Awards may be granted under the Long-Term Incentive Plan after the tenth anniversary of the date of effectiveness of the Long-Term Incentive Plan. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the Long-Term Incentive Plan.

     On February 23, 1996 options covering 205,500 shares were granted, leaving 225,875 shares of Common Stock available for grant under the Long-Term Incentive Plan. If any award expires or terminates without having been exercised in full, the unissued shares subject to such expired or terminated award will again be available for grant under the Long-Term Incentive Plan.
As of March 21, 1996, there were approximately 100 persons eligible to receive grants under the Long-Term Incentive Plan.

     The Long-Term Incentive Plan provides for the granting of both incentive and nonqualified options exercisable for Common Stock. The terms and conditions of each option granted under the Long-Term Incentive Plan will be determined by the Compensation Committee at the time of grant, provided that
(a) the term of an option may not be longer than ten years from the date of grant, (b) the per share exercise price of a nonqualified option may not be less than 85% of the fair market value of a share of Common Stock on the date of grant and (c) the per share exercise price of an incentive option may not be less than 100% of such fair market value. Furthermore, the exercise price of any incentive option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of an incentive option granted to any such person may not exceed five years from the date of grant. The exercise price of an option may be paid in cash or, with the consent of the Compensation Committee, by delivery of shares of Common Stock owned by the optionee.

     An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof. Generally, the payment to be made upon the exercise of an SAR is calculated under the Long-Term Incentive Plan pursuant to a formula based on the appreciation in value of the Common Stock from the date of grant to the date of exercise.

     A stock award consists of shares of Common Stock issued by the Company to a participant as additional compensation for his or her services to the Company for which the employee provides no additional consideration. Restricted stock consists of shares of Common Stock that (i) are issued by the Company to a participant for services previously provided to the Company or its subsidiaries or (ii) are sold by the Company to a participant at a price below the fair market value thereof, but in each case subject to such restrictions, including forfeiture of the shares, as may be established by the Compensation Committee. The Compensation Committee also determines the price at which shares of restricted stock are to be sold to a participant, which price may be less than 85% of the fair market value of such shares on the date of grant.

     A performance share is an Incentive Award payable in shares of Common Stock (which may be restricted stock) based on and subject to the achievement of performance objectives established by the Compensation Committee. A cash award consists of a monetary payment by the Company to a participant as additional compensation for his or her services to the Company or its subsidiaries. Payment of a cash award may depend upon achievement of performance objectives established by the Compensation Committee.

     If a participant ceases to be an employee of at least one of the Company or its subsidiaries for any reason, any outstanding Incentive Awards held by the participant may be exercised or paid or shall continue, expire or terminate at or during such times or periods of time as the Compensation Committee shall determine.

     The Board of Directors of the Company may at any time amend, suspend or terminate the Long-Term Incentive Plan, except that it may not without the approval of the stockholders of the Company (i) increase the maximum number of shares of Common Stock subject thereto or (ii) reduce the exercise price for stock options granted under the Long-Term Incentive Plan, or reduce the price at which shares of restricted stock may be sold to participants thereunder, below the applicable prices currently specified therein.

Proposed Amendment

     On February 23, 1996, the Board of directors of the Company approved, subject to stockholder approval, an amendment of the 1993 Long-Term Incentive Plan to increase from 1,000,000 to 1,400,000 the number of shares of Common Stock authorized for issuance thereunder. The amendment is intended to promote and advance the interests of the Company by providing eligible employees, through additional shares subject to the Long-Term Incentive Plan, added incentive to continue in the service of the Company and a more significant personal financial stake in the future success of the Company's operations, thus aligning the interests of eligible employees more closely with the interests of the other stockholders of the Company. The amendment is also intended to enhance the ability of the Company to attract and retain well qualified individuals as employees. The amendment provides for additional Incentive Awards by increasing by 400,000 shares the aggregate number of shares of Common Stock that may be issued under the 1993 Long-Term Incentive Plan. All other terms and conditions of the 1993 Long-Term Incentive Plan are unchanged and are described above under the General heading.

Required Vote

     At the annual meeting, stockholders will be asked to consider and adopt a proposal to approve the Proposed Amendment. The affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the annual meeting is required to approve the Proposed Amendment. The Proposed Amendment will become effective on the date of its approval by the stockholders.

     The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Long-Term Incentive Plan.


                                AMENDMENT OF
                   NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

General

     In June 1993, the Board of Directors of the Company adopted the Triangle Pacific Corp. Nonemployee Director Stock Option Plan (the "Director Option Plan"), which provides for the granting of nonqualified stock options to directors who are not officers or employees of the Company or a subsidiary thereof ("nonemployee directors"). The Director Option Plan was approved by stockholders in July 1993 and became effective upon the consummation in August 1993 of the Company's 1993 Offerings.

     The Director Option Plan covers an aggregate of 50,000 shares of Common Stock. The Director Option Plan provides that one nonqualified stock option will be granted automatically to each newly elected nonemployee director on the date that is ten days after his or her initial election as a director, except that an initial grant of options, one to each nonemployee director, occurred upon consummation of the 1993 Offerings. Each such option ("Initial Option") is exercisable for 5,000 shares of Common Stock, has a term of ten years, is fully exercisable commencing on the date of grant, and has an exercise price equal to the fair market value of the Common Stock on the date of grant (or, in the case of the Initial Options granted upon consummation of the 1993 Offerings, equal to the initial public offering price per share of the Common Stock offered in the 1993 Equity Offering), provided that an Initial Option will terminate upon the termination of the option holder's service as a director of the Company, subject to certain grace periods.

Proposed Amendment

     On February 23, 1996, the Board of Directors of the Company approved, subject to stockholder approval, an amendment and restatement of the Director Option Plan to provide for annual grants of options to nonemployee directors, in addition to Initial Option grants, and to increase from 50,000 to 100,000 the number of shares of Common Stock authorized for issuance thereunder. The amendment is intended to promote and advance the interests of the Company by providing nonemployee directors, through additional option grants, added incentive to continue in the service of the Company and a more significant personal financial stake in the future success of the Company's operations, thus aligning the interests of the nonemployee directors more closely with the interests of the other stockholders of the Company. The amendment is also intended to enhance the ability of the Company to attract and retain well qualified individuals as nonemployee directors. The amendment provides for the additional option grants by increasing by 50,000 shares the aggregate number of shares of Common Stock that may be issued under the Director Option Plan.

     Under the Director Option Plan, as amended and restated (the "Amended Director Option Plan"), a newly elected nonemployee director will continue to receive automatically an Initial Option for 5,000 shares of Common Stock upon his or her initial election to the Board of Directors. In addition to the Initial Option grants, however, the Amended Director Option Plan provides that each nonemployee director to whom an Initial Option has been granted (including the currently serving nonemployee directors) shall, for so long as such person remains a nonemployee director, automatically be granted an additional option under the Amended Director Option Plan on the date of and immediately following the annual meeting of stockholders of the Company occurring on or after the effective date of the Amended Director Option Plan.
 Each such additional option will be exercisable for 1,500 shares of Common Stock, will have a term of ten years, will be fully exercisable commencing on the date of grant, and will have an exercise price equal to the fair market value of the Common Stock on the date of grant, provided that such option will terminate upon the termination of the option holder's service as a director of the Company, subject to certain grace periods.

     The Amended Director Option Plan will be administered by the Board of Directors, which will have no authority, discretion, or power with respect to the selection of participants in, or the exercise price of, number of shares covered by, or exercise period of options granted under, the Amended Director Option Plan. The Board of Directors may from time to time amend, modify, suspend, or terminate the Amended Director Option Plan, subject to the limitations set forth therein. Unless sooner terminated, the Amended Director Option Plan will terminate on the tenth anniversary of the date of its effectiveness. Any shares of Common Stock allocable to the unexercised portion of an option that expires or terminates will again be available for grant under the Amended Director Option Plan. The number and kind of shares issuable under the Amended Director Option Plan may be adjusted to reflect stock dividends, stock splits, recapitalizations, reorganizations, and similar changes.

     All options granted under the Amended Director Option Plan will be nonqualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986. An optionee will not recognize income for federal income tax purposes upon the grant of a nonqualified option under the Amended Director Option Plan. Upon the exercise of the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received on the date of exercise over the option price for such shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the optionee due to the exercise of the option at the time of such recognition by the optionee. The basis of shares transferred to an optionee pursuant to the exercise of the option will be the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of the option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

     A copy of the Amended Director Option Plan is attached hereto as Exhibit
A. The foregoing summary of the Amended Director Option Plan is qualified in its entirety by reference thereto.


Required Vote

     At the annual meeting, stockholders will be asked to consider and adopt a proposal to approve the Amended Director Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the annual meeting is required to approve the Amended Director Option Plan.. The Amended Director Option Plan will become effective on the date of its approval by the stockholders.

     The Board of Directors unanimously recommends a vote FOR the amendment of the Amended Director Option Plan.

Awards Under the Long-Term Incentive Plan and Nonemployee Director Option Plan

     The following table sets forth certain information relating to awards granted under the Plans to the named executive officers and specified groups.
 The average of the high and low sales price of the Common Stock on the NASDAQ National Markets System on February 23, 1996 was $16.50 per share and the closing price on such date was $16.375.







            Awards Granted :Under Long-Term Incentive Plan and
                       Nonemployee Director Option Plan
                                                        Options Granted
                                               ------------------------------
                                   Stock         No.      Price     Exercise
Name and               Cash        Awards        of       Per      Expiration
Principal Position     Awards     (Shares)     Shares     Share       Date
- ------------------     ------     --------     -------    ------   ----------
Floyd F. Sherman,      $72,646      4,700        6,300    $15.13     02/16/04
Chairman of the Board                          100,000     14,44     03/21/04
and Chief Executive                             45,000     16.38     02/15/06
Officer

M. Joseph McHugh,      $41,390      2,700        3,700    $15.13     02/16/04
President and                                   60,000     14.44     03/21/04
Chief Operating                                 35,000     16.38     02/15/06
Officer

Robert J. Symon,       $41,390      2,700        3,700    $15.13     02/16/04
Executive Vice                                  40,000     14.44     03/21/04
President Treasurer                             20,000     16.38     02/15/06

Michael J. Kearins     $29,713      2,000        2,700    $15.13     02/16/04
Vice President                                  35,000     14.44     03/21/04
                                                20,000     16.38     02/15/06

John G. Conklin                                 35,000    $14.44     03/21/04
Executive Vice
President

Charles A. Engle                                25,000    $14.44     03/21/04
Vice President                                  20,000     16.38     02/15/06

James Price            $25,990      1,700        1,700    $15.13     02/16/04
Vice President                                  35,000     14.44     03/21/04
                                                12,500     16.38     02/15/06

Current executive     $276,773     18,100       24,400    $15.13     02/16/04
officers as a group                            425,000     14.44     03/21/04
                                               190,000     16.38     02/15/06

Employees who are     $127,084      8,525       10,600    $15.13     02/16/04
not executive                                   85,000     14.44     03/21/04
officers as a group                             12,500     16.38     02/15/06

Nominees for
re-election as
directors
B. William Bonnivier                             5,000    $10.00     08/17/03

Jack L. McDonald                                 5,000    $10.00     08/17/03

Charles A. Hansen, Jr..                          5,000    $10.00     08/17/03

Nonemployee Directors                           25,000    $10.00     08/17/03
as a group                                       5,000     11.75     09/25/03

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 29, 1995, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.

APPROVAL OF AUDITORS

     The Finance/Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Arthur Andersen LLP as the principal independent auditor to audit the financial statements of the Company for 1996, subject to ratification by the shareholders. If the shareholders do not approve the selection of Arthur Andersen LLP, the selection of another independent auditor will be considered by the Finance/Audit Committee.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR approval of this selection.



SHAREHOLDER PROPOSALS AND OTHER MATTERS

     Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1997 Annual Meeting of shareholders must be received by the Company at its office in Dallas, Texas, addressed to the Secretary of the Company, no later than December 10, 1996.

     The cost of solicitation of proxies will be borne by the Company. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

     The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


     THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1995 ANNUAL REPORT. COPIES OF THE COMPANY'S 1995 FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO DARRYL T. MARCHAND, SECRETARY, TRIANGLE PACIFIC CORP., 16803 DALLAS PARKWAY, DALLAS, TEXAS 75248.

                                           TRIANGLE PACIFIC CORP.

                                             Floyd F. Sherman
                                           Chairman of the Board
                                        and Chief Executive Officer
Dallas, Texas
April 5, 1996

Exhibit A

                               TRIANGLE PACIFIC CORP.

                        NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                              As Amended and Restated

                                    ARTICLE I

                             ESTABLISHMENT AND PURPOSE

     1.01 Establishment. The Plan constitutes an amendment and restatement of the Triangle Pacific Corp. Nonemployee Director Stock Option Plan, which became effective on August 17, 1993 (the "Original Plan"). The Plan shall become effective on the date (the "Plan Effective Date") of its approval and adoption by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the 1996 annual meeting of stockholders of the Company. If not so approved, the Plan shall terminate, all actions hereunder shall be null and void, and the Original Plan shall remain in full force and effect.

     1.02 Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting and retaining qualified Nonemployee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted hereunder shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.


                                  ARTICLE II

                                 DEFINITIONS

     As used herein the following terms have the following meanings:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the $.01 par value Common Stock of the Company.

          (d)  "Company" means Triangle Pacific Corp., a Delaware corporation.

          (e) "Fair Market Value" means, with respect to Options granted on the Public Offering Effective Date, the initial public offering price per share of the Common Stock offered in the Equity Offering. With respect to Options subsequently granted, "Fair Market Value" means the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of a share of Common Stock as reported on the principal national stock exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national stock exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), as reported on NASDAQ; or, if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question (or, if no such quotations are available on such date, on the last preceding day on which such quotations were available).

     (f) "Grant Date" means, with respect to any Option granted under the Plan, the date of grant of such Option.

          (g) "Holder" means a Nonemployee Director to whom an Option has been granted under the Plan.

          (h) "Initial Option" means an Option granted under the Original Plan as described in Section 4.02(a) hereof or an Option granted pursuant to
Section 4.02(b)(i) hereof.

          (i) "Nonemployee Director" means, a member of the Board who (i) is neither an employee nor an officer of the Company or any direct or indirect majority-owned subsidiary of the Company and (ii) has not elected to decline to participate in the Plan pursuant to the following sentence. A newly elected director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within ten days after his or her initial election to the Board, to decline to participate in the Plan. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3402 of the Code, and "officer" shall mean an individual elected or appointed by the Board or the board of directors of the subsidiary, as the case may be, or chosen in such other manner as may be prescribed in the bylaws of the Company or the subsidiary, to serve as such.

          (j) "Option" means any option to purchase shares of Common Stock granted under the Plan.

          (k) "Plan" means this Triangle Pacific Corp. Nonemployee Director Stock Option Plan, as amended and restated effective as of the Plan Effective Date.

          (l) "Public Offering Effective Date" means August 17, 1993, the date of consummation of the Public Offerings.

          (m) "Public Offerings" means (i) the underwritten public offering by the Company of shares of Common Stock registered with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement No. 33-64530 filed by the Company with the Commission on June 16, 1993 (the "Equity Offering"), and (ii) the underwritten public offering by the Company of its senior notes registered with the Commission pursuant to a Registration Statement No. 33-64598 filed by the Company with the Commission on June 18, 1993.


                                    ARTICLE III

                                  ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, to set the exercise price of any Option or to set the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 6.02 hereof. Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Holders and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                  ARTICLE IV

                                   OPTIONS

     4.01 Participation. Each Nonemployee Director who does not elect to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

     4.02 Terms and Conditions of Options; Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement entered into by the Company and the Holder to whom the Option is granted, which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of the Plan as the Board considers appropriate in each case:

              (a) Option Grants Under Original Plan. Under the Original Plan, an Option was granted automatically as of the Public Offering Effective Date to each Nonemployee Director who is was serving the Company as a director on such date. Thereafter, under the Original Plan, an Option was granted automatically to each newly elected Nonemployee Director who became a member of the Board after the Public Offering Effective Date on the date that is was ten days after his or her initial election as a director of the Company. Options granted under the Original Plan shall be deemed to be Options granted under the Plan.

              (b) Option Grants Commencing on Plan Effective Date. Commencing on the Plan Effective Date:

                   (i) An Option shall be granted automatically under the Plan to each Nonemployee Director who is newly elected to the Board on or after the Plan Effective Date, irrespective of whether such Nonemployee Director is elected by the Board or the stockholders. The Grant Date of such Option shall be the date that is ten days after such person's initial election as a director of the Company, provided that such person has not elected to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof. For purposes of this
              Section 4.02(b)(i), the term "newly elected to the Board" shall mean that the Nonemployee Director was not serving as a director of the Company immediately prior to the time of his or her election in respect of which such Option is granted.

                  (ii) Each Nonemployee Director to whom an Initial Option has been granted shall, for so long as such person remains a Nonemployee Director, automatically be granted an additional Option under the Plan on the date of and immediately following the 1996 annual meeting of stockholders of the Company and on the date of and immediately following each subsequent annual meeting of stockholders of the Company occurring after the Plan Effective Date.

              (c) Number of Shares. Each Initial Option shall entitle the Holder to purchase, in accordance with the terms of such Initial Option and the Plan, 5,000 shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof. Each Option granted pursuant to
     Section 4.02(b)(ii) hereof shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 1,500 shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof.

              (d) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to the Plan shall be the Fair Market Value of a share of Common Stock on the Grant Date of the Option.

              (e) Option Period. The period within which each Option may be exercised shall commence on the Grant Date of the Option and shall expire on the tenth anniversary of such Grant Date (the "Option Period"), unless terminated sooner pursuant to Section 4.02(f) hereof.

              (f) Termination of Service, Death, Etc. The following provisions shall apply with respect to the exercise of an Option granted hereunder in the event that the Holder thereof ceases to be a director of the Company for the reasons described in this Section 4.02(f):

                   (i) If the directorship of the Holder is terminated within the Option Period on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

                  (ii) If the Holder dies during the Option Period while such Holder is a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 4.02(f)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of the Holder's death, within one year after such death (if within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                 (iii) If the directorship of the Holder is terminated for any reason (other than the circumstances specified in paragraphs
              (i) and (ii) of this Section 4.02(f)) within the Option Period, including a failure by the stockholders of the Company to reelect the Holder as a director, the Option may be exercised, to the extent the Holder was entitled to do so at the date of termination of the directorship, within three months after such termination (if within the Option Period), but not thereafter.

              (g) Transferability. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or pursuant to the laws of descent and distribution, and during the lifetime of the Holder the Option shall be exercisable only by the Holder or his or her guardian or legal representative.

              (h) Requirement of Directorship. Except as provided in Section 4.02(f) hereof, an Option may not be exercised unless the Holder is at the time of exercise serving as a director of the Company, and, except as provided in Section 4.02(f) hereof, such Option shall terminate upon termination of the Holder's service as a director of the Company.

              (i) Exercise, Payments, Etc. Each Option granted hereunder may be exercised, in whole or in part, by the Holder thereof at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the Plan and the stock option agreement evidencing such Option, and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by the Holder having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and a Holder shall have none of the rights of a stockholder until shares of Common Stock are issued to such Holder.



                                  ARTICLE V

                          AUTHORIZED COMMON STOCK

     5.01 Common Stock. The total number of shares as to which Options may be granted under the Plan shall be 100,000 shares of Common Stock, in the aggregate, except as such number of shares shall be adjusted from and after the Plan Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for grant under the Plan.

     5.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


                              ARTICLE VI

                          GENERAL PROVISIONS

     6.01 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire on the tenth anniversary of the Plan Effective Date. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, any Options previously granted.

     6.02 Amendment of Plan. The Board may from time to time amend, modify or suspend the Plan. Nevertheless, (a) no such amendment, modification or suspension shall impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, and (b) after the stockholders of the Company have approved and adopted the Plan in accordance with Section 1.01 hereof, no such amendment or modification shall be made without the approval of the holders of the outstanding shares of capital stock of the Company entitled to vote in the election of directors generally where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the exercise price at which Options may be granted under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period specified in Section 4.02(e) hereof.

     Notwithstanding the foregoing, the provisions of the Plan relating to (a) the number of shares of Common Stock covered by, and the exercise price of, Options granted under the Plan, (b) the timing of grants of Options under the Plan and (c) the class of persons eligible to be granted Options under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     6.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     6.04 Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.






                                 [Proxy Card]


                             TRIANGLE PACIFIC CORP.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints  Floyd F. Sherman, M. Joseph McHugh and Darryl
T. Marchand, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Triangle Pacific Corp. (the "Company") standing in the name of the undersigned on March 29, 1996, at the annual meeting of shareholders to be held on May 1, 1996 at 9:00 a.m. at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.   ELECTION OF DIRECTORS   FOR all nominees listed    WITHHOLD AUTHORITY
                            below (except as marked    to vote for all
                            to the contrary below) []  nominees listed below []

     B. WILLIAM BONNIVIER       JACK L. McDONALD       CHARLES M. HANSEN, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------


2.   FOR    []     AGAINST    []     ABSTAIN     []     Approval of appointment
of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 3, 1997.

3.   FOR     []     AGAINST     []     ABSTAIN     []     Approval of the
amendment of the Nonemployee Director Option Plan to increase the number of shares subject to the Plan and to provide for additional, automatic annual grants of options.

4.   FOR    []     AGAINST     []     ABSTAIN     []     Approval of the
amendment of the 1993 Long-Term Incentive Compensation Plan to increase the number of shares subject to the Plan.


5. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                 (Continued and to be signed on reverse side)


                            [Reverse of Proxy Card]

THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



                                      Dated:                            , 1996
                                             ---------------------------

                                      ----------------------------------------

                                      ----------------------------------------
                                      Signature(s) of Shareholder(s)

                                      This proxy should be signed exactly as
                                      your name appears hereon.  Joint owners
                                      should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                                      Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.









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